(23)(a) Independent Auditors' Consent

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement 333-50873 of Glenbrook Life and Annuity Company on Form S-3 of our report dated February 25, 2000, appearing in the Annual Report on Form 10-K of Glenbrook Life and Annuity Company for the year ended December 31, 1999 and of our reports dated February 25, 2000 and March 27, 2000 appearing in the Statement of Additional Information on Form N-4 dated April 18, 2000 of Glenbrook Life and Annuity Company and Glenbrook Life and Annuity Company Separate Account A, respectively. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.




Chicago, Illinois
April 18, 2000


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(23)(b) Consent of Freedman,  Levy,  Kroll &  Simonds



FREEDMAN, LEVY, KROLL & SIMONDS



                                   CONSENT OF
                         FREEDMAN, LEVY, KROLL & SIMONDS


     We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus contained in Post-Effective Amendment No. 2 to the Form S-3 Registration Statement of Glenbrook Life and Annuity Company (File No. 333-50873).


                               /s/  Freedman, Levy, Kroll & Simonds
                               FREEDMAN, LEVY, KROLL & SIMONDS

Washington, D.C.
April 19, 2000